Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 25, 2008, except for Note 2 which date is January 21, 2009 relating to Coil Tubing Technology Holdings, Inc. (the “Company”) and our report dated January 6, 2009, relating to Coil Tubing Technology, Inc. in this Registration Statement on Form S-1/A Amendment No. 6 of the Company, for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/S/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
February 13, 2009